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Imperial Oil Limited 111 St. Clair Avenue West Toronto, Ontario Canada M5W 1K3	John Zych Corporate Secretary	Tel. (416) 968-4713 Fax. (416) 968-4095 E-mail: john.zych@esso.com

        March 27, 2003

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.
U.S.A., 20549

Ladies and Gentlemen:

Re:    Imperial Oil Limited

        On behalf of Imperial Oil Limited (the "Company"), enclosed for filing pursuant to Rule 424(c) under the Securities Act of 1933 is a copy of an Offering Circular Supplement dated March 28, 2003 to the Company's Offering Circular dated July 15, 1991.

Yours truly,

John Zych

/mmh
Enclosure

cc:    Morris G. Dunko

Offering Circular Supplement dated March 28, 2003
to Offering Circular dated July 15, 1991

        Reference is made to the second paragraph under the caption "Experts" on page 8 of the Offering Circular. Such paragraph is hereby revised to read as follows:

          The statements and opinions as to reserves under "Item 8. Financial Statements and Supplementary Data" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference have been so incorporated in reliance upon the authority of Mr. E.L. (Eddie) Lui, Operations Technical Engineering Manager of a wholly-owned subsidiary of the Company, as expert.

RG 8305 03/03

Offering Circular Supplement dated March 28, 2003
to Offering Circular dated July 15, 1991

        Reference is made to the second paragraph under the caption "Experts" on page 8 of the Offering Circular. Such paragraph is hereby revised to read as follows:

          The statements and opinions as to reserves under "Item 8. Financial Statements and Supplementary Data" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference have been so incorporated in reliance upon the authority of Mr. E.L. (Eddie) Lui, Operations Technical Engineering Manager of a wholly-owned subsidiary of the Company, as expert.

RG 8305 03/03

Offering Circular Supplement dated March 28, 2003
to Offering Circular dated July 15, 1991

        Reference is made to the second paragraph under the caption "Experts" on page 8 of the Offering Circular. Such paragraph is hereby revised to read as follows:

          The statements and opinions as to reserves under "Item 8. Financial Statements and Supplementary Data" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference have been so incorporated in reliance upon the authority of Mr. E.L. (Eddie) Lui, Operations Technical Engineering Manager of a wholly-owned subsidiary of the Company, as expert.

RG 8305 03/03

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Offering Circular Supplement dated March 28, 2003 to Offering Circular dated July 15, 1991
Offering Circular Supplement dated March 28, 2003 to Offering Circular dated July 15, 1991
Offering Circular Supplement dated March 28, 2003 to Offering Circular dated July 15, 1991